Exhibit 99.1

News Release

For immediate release	For more information contact:
March 14, 2014	Jeffry Keyes
Chief Financial Officer
858-726-1600
ir@digirad.com

DIGIRAD ACQUIRES TELERHYTHMICS

Outsourced Cardiac Monitoring Service for Physicians and Hospitals

SUWANEE, GA - March 14, 2014 - Digirad Corporation (NASDAQ: DRAD), the leader in providing diagnostic imaging services and technology on an as needed, where needed, and when needed basis, announced today that it has acquired all the outstanding membership interest of Telerhythmics, LLC, a 24-hour cardiac event monitoring service used on an outsourced basis by hospitals and physician offices. Based in Memphis, Tennessee, privately-held Telerhythmics provides its monitoring services throughout the eastern region of the U.S.

Total up front consideration for the purchase was approximately $3.6 million, which included a $3.47 million cash payment up front and assumption of approximately $131,000 in debt. In addition, there is an earn-out opportunity of up to $501,000 over approximately three years based on meeting certain EBITDA targets. Telerhythmics will continue to operate from its current facility in Memphis. Further information is contained in a Form 8-K filed today with the U.S. Securities and Exchange Commission.

Digirad President and CEO Matthew G. Molchan commented, “Telerhythmics, like Digirad’s DIS operations, is a platform business that can support additional services, and cardiac event monitoring is an important outsourced service. Telerhythmics is also a solid, entrenched enterprise with nearly 20 years in the business and has a high quality reputation in the industry.”

Telerhythmics generated approximately $5.6 million in revenue in 2013. Once Telerhythmics goes through a short integration period, it is expected to be accretive on an EBITDA basis. Under Digirad’s ownership and at the 2013 level of annual revenue, it is expected the business will generate approximately $350,000 of EBITDA in the first twelve months, and then approximately $800,000 of EBITDA annually thereafter.

Molchan continued, “The addition of Telerhythmics fits squarely in our business model and our mission to provide medical services and technology on an as needed, where needed and when needed basis. Its target market is virtually the same as our target market with DIS, and acquiring Telerhythmics allows us to drive additional services via our existing channels and expand and diversify our business operations, allowing us more opportunities to grow and broaden our geographic reach.”

About Digirad Corporation
Digirad is one of the largest national providers of in-office nuclear cardiology imaging, ultrasound imaging services and cardiac event monitoring services to physician practices, hospitals and imaging centers. Digirad also sells medical diagnostic imaging systems for nuclear cardiology and general nuclear medicine applications. For more information, please visit www.digirad.com. Digirad® and Cardius® are registered trademarks of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company's ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, analysis of potential impairment and restructuring charges, the conclusion of our audit and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.